                                                                     EXHIBIT 1.1


                       SANTA FE INTERNATIONAL CORPORATION

                                 ORDINARY SHARES

                                   ----------

                         FORM OF UNDERWRITING AGREEMENT

                                   ----------

                                                                 June [  ], 2000

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.,
As representatives (the "Representatives") of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:


     SFIC Holdings (Cayman), Inc., a Cayman Islands company ("Holdings") and a wholly-owned subsidiary of Kuwait Petroleum Corporation, a Kuwaiti corporation ("KPC"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of ___________ ordinary shares (the "Firm Shares"), par value $0.01 per share (the "Ordinary Shares") of Santa Fe International Corporation, a Cayman Islands company (the "Company"), and, at the election of the Underwriters, up to ___________ additional Ordinary Shares (the "Optional Shares"). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to
Section 2 hereof are herein collectively called the "Shares".

     Two forms of prospectus are to be used in connection with the offering and sale of the Shares, one relating to the offering and sale of Shares in the United States and the other relating to the offering and sale of Shares outside the United States. The two forms of prospectus will be substantially identical except that the prospectus to be used in connection with the offering and sale of Shares outside the United States will contain the documents which are incorporated by reference in the prospectus to be used for the offering and sale of the Shares in the United States. References herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both forms of prospectus. Pursuant to the Agreement among Underwriters, each Underwriter agrees that as part of the offering of the Shares, it will not, directly or indirectly, sell or deliver any Shares in the Cayman Islands or to any person who it believes intends to reoffer, resell or deliver Shares in the Cayman Islands.

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and Holdings that:

        (i) A registration statement on Form F-3 (File No. 333-38436) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and

     Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form F-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

        (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by Holdings expressly for use in the preparation of the answers therein to Item 7 of Form F-3;

        (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

        (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by Holdings expressly for use in the preparation of the answers therein to
     Item 7 of Form F-3;

        (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the share capital or in the consolidated long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, taxation, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

        (vi) The Company and its subsidiaries, taken together, have good and marketable title in fee simple to all real property and, except as described in the Prospectus or such as materially affect the Company's right, title and interest in such rigs, good and marketable title to all drilling rigs and all other personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

        (vii) The Company has been duly incorporated and is validly existing as an exempted company and is in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Texas and each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly organized and is a company validly existing and (with respect to each subsidiary organized in a jurisdiction that recognizes good standing) in good standing under the laws of its jurisdiction of organization;

        (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Ordinary Shares contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; all of the Ordinary Shares have been duly listed and admitted for trading on the New York Stock Exchange (the "NYSE"); the holders of issued shares of the Company are not entitled to preemptive or other rights to acquire the Shares; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Ordinary Shares or any other class of share capital of the Company (other than under the 1997 Long Term Incentive Plan, the Annual Incentive Compensation Plan, the 1997 Employee Share Purchase Plan or the 1997 Non-Employee Director Stock Option Plan, each as generally described in the Company's Annual Report on Form 20-F for the year ended December 31, 1999); and there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands and of the United States except as described in the Prospectus under the caption "Description of Share Capital";

        (ix) The Shares have been duly and validly authorized and duly and validly issued and are fully paid and non-assessable and conform to the description of the Ordinary Shares contained in the Prospectus;

        (x) All consents, approvals, authorizations, orders, registrations, clearances and qualifications (hereinafter referred to as "Governmental Authorizations") of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its subsidiaries or any of their properties required for the execution and delivery by the Company of this Agreement to be duly and validly authorized have been obtained or made and are in full force and effect;

        (xi) All dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of the Cayman Islands be paid in United States dollars and may be freely transferred out of the Cayman Islands, and all such dividends and other distributions will not be subject to currency exchange controls or withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and may be paid without the necessity of obtaining any Governmental Authorization in the Cayman Islands;

        (xii) The sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Memorandum of Association (the "Memorandum") and the Amended and Restated Articles of Association (the "Articles") of the Company or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties, and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the Cayman Islands and the United States in connection with the purchase and distribution of the Shares by or for the account of the Underwriters;

        (xiii) Neither the Company nor any of its subsidiaries is in violation of its Memorandum of Association or Articles of Association (or comparable charter documents), or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

        (xiv) The Intercompany Agreement has been duly authorized, executed and delivered by the Company, KPC and Holdings and constitutes a valid and legally binding agreement of the Company, KPC and Holdings, and the Management Services Agreement has been duly authorized, executed and delivered by the Company and Holdings and constitutes a valid and legally binding agreement of the Company and Holdings (the Intercompany Agreement and the Management Services Agreement being referred to herein collectively as the "Cooperation Agreements"), and each of the Cooperation Agreements is enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

        (xv) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

        (xvi) The statements set forth or incorporated by reference in the Prospectus under the caption "Description of Share Capital", insofar as they purport to constitute a summary of the terms of the Ordinary Shares, and under the captions "Enforceability of Civil Liabilities", "Our Relationship with Kuwait Petroleum Corporation", "Management", "Taxation" and "Exchange Controls", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

        (xvii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or any of its officers or directors is a party or of which any property of the Company or any of its subsidiaries or any of its officers or directors is the subject which, if determined adversely to the Company or any of its subsidiaries or any of its officers or directors, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

        (xviii) Other than as set forth in the Prospectus and except for such matters that would not, individually or in the aggregate, have a material adverse effect on the business, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (A) neither the Company nor any of its subsidiaries has violated or is subject to existing liability under any laws, regulations, orders, rules, decrees, directives (including EC directives), treaties or conventions (including MARPOL) relating to the protection of human health, the environment or otherwise relating to the generation, use, emission, handling or disposal of hazardous or toxic substances, crude oil, petroleum and petroleum products, drilling muds, produced water, cuttings, sulphur dioxide, oxides of nitrogen, naturally occurring radioactive materials or any other substance where exposure or handling is regulated by law or any Governmental Authority ("Environmental Laws"); (B) the Company and each of its subsidiaries possess all permits, authorizations, licenses and approvals necessary to the current and anticipated future conduct of each of their businesses required under any Environmental Law; and (C) neither the Company nor any of its subsidiaries are subject to any current or anticipated claims, liabilities, costs, proceedings, investigations, operating restrictions or increased operating expenditures that relate to contamination, air emissions, pollution, natural resources or to any current or anticipated Environmental Laws;

        (xix) Other than as set forth in the Prospectus and except for such matters that would not, individually or in the aggregate, have a material adverse effect on the business, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (A) neither the Company nor any of its subsidiaries has violated or is subject to existing liability under any laws, regulations, orders, rules, decrees, directives, treaties or conventions relating to taxation, including without limitation those relating to corporate and personal income and property taxes ("Tax Laws"), and (B) neither the Company nor any of its subsidiaries is subject to any current or anticipated claims, liabilities, audits, costs, proceedings, investigations or increased levels or rates of taxation under any current or anticipated Tax Laws;

        (xx) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

        (xxi) The Company and each of its subsidiaries have all material licenses, franchises, permits, authorizations, approvals and orders and other material concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus;

        (xxii) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, a Controlled Foreign Corporation ("CFC"), or a Foreign Personal Holding Company ("FPHC") and does not expect to be considered a PFIC, CFC or FPHC in future tax years;

        (xxiii) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

        (xxiv) The corporate benefit the Company expects to receive from the sale of the Shares fully support the Company's entering into this Agreement.

     (b) Holdings represents and warrants to, and agrees with, each of the Underwriters and the Company that:

        (i) All Governmental Authorizations required for the sale and delivery of the Shares hereunder and for the execution and delivery by Holdings of this Agreement, have been obtained or made and are in full force and effect, including any Governmental Authorization by the Government of Kuwait or any entity under its direct or indirect control, including but not limited to the Supreme Petroleum Council and KPC; and Holdings has full right, power and authority to enter into this Agreement, and has full right, power and authority to sell, assign, transfer and deliver the Shares hereunder;

        (ii) The sale of the Shares hereunder, and the compliance by Holdings with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holdings is a party or by which Holdings is bound, or to which any of the property or assets of Holdings is subject, nor will such action result in any violation of the provisions of Memorandum of Association or Articles of Association (or comparable charter documents) of Holdings or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over Holdings or the property of Holdings;

        (iii) Holdings has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) Holdings will have, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims; and, upon registration of such Shares in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), in the Company's Register of Members and payment therefor hereunder, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to Cede & Co., as nominee of DTC; Holdings has not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

        (iv) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by Holdings expressly for use therein, such Preliminary

     Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will, solely with respect to such information, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (v) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, Holdings will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

        (vi) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes (other than such capital gains, income, withholding or other taxes imposed by virtue of any offices or operations of the Underwriters within Kuwait or the Cayman Islands) are payable by or on behalf of the Underwriters to the Government of Kuwait or to the Cayman Islands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by Holdings of the Shares to or for the respective accounts of the Underwriters, or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

     2. Subject to the terms and conditions herein set forth, Holdings agrees
(a) to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Holdings, at a purchase price per Share of $____________________ the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, Holdings agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Holdings, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     Holdings hereby grants to the Underwriters the right to purchase at their election up to _____________ Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and Holdings, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof); if the Time of Delivery for the Optional Shares is the same day as the First Time of Delivery, such notice shall be delivered no later than two days before such Time of Delivery, and, unless you, the Company and Holdings otherwise agree in writing, if the Time of Delivery for the Optional Shares is after the First Time of Delivery, such Time of Delivery shall be no earlier than three or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) Delivery of the Shares by Holdings will be made by book-entry transfer in the Register of Members of the Company as maintained by ChaseMellon Shareholder Services L.L.C. to an account or accounts specified by Goldman, Sachs & Co. It is understood and agreed by the parties hereto that no delivery or transfer of Shares to be purchased and sold hereunder at a Time of Delivery shall be effective until and unless payment has been made pursuant hereto and each of DTC and Holdings shall have furnished or caused to be furnished to Goldman, Sachs & Co., on behalf of the Underwriters, at such Time of Delivery, certificates and other evidence reasonably satisfactory to Goldman, Sachs & Co. of the execution in favor of the Underwriters of the book-entry transfer of Shares.

     The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on _____________, 2000 or such other time and date as Goldman, Sachs & Co., the Company and Holdings may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co., in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and Holdings may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof will be delivered at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202 (the "Closing Location"), and the Shares will be delivered as specified in Section (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at _______ p.m., Dallas, Texas time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. (a) The Company agrees with each of the Underwriters and Holdings:

        (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives and Holdings, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives and Holdings copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a),

     13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Representatives and Holdings, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

        (ii) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or, to subject itself generally to taxation, in any jurisdiction;

        (iii) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and Holdings and upon request of the Representatives to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon their request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

        (iv) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

        (v) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities (other than pursuant to employee benefit plans existing on the date of this Agreement, as referenced in Section 1(a)(viii) of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

        (vi) So long as the Company is a "foreign private issuer" as defined in Rule 3b-4 under the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with generally accepted accounting principles in the United States ("U.S. GAAP")) and, as soon as practicable after the end of each of the first three quarters of each fiscal year prepared in accordance with U.S. GAAP (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

        (vii) During a period of two years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed;

        (viii) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares; and

        (ix) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

        (b) Holdings agrees with each of the Underwriters and the Company:

        (i) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (and to cause its subsidiaries other than the Company not to), directly or indirectly, offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, without the prior written consent of Goldman, Sachs & Co.; notwithstanding the foregoing, the restrictions imposed during the lock-up period shall not apply to (i) the offer and sale of the shares pursuant to this Agreement;
     (ii) any offer,
     sale, contract of sale or other disposition of securities of the Company by Holdings to an affiliate (as defined in Rule 405 under the Securities Act) of KPC or Holdings, as the case may be; and (iii) any offer, sale, contract of sale or other disposition of securities of the Company in a transaction not involving a public offering; provided, that in the case of (ii) or
     (iii) above, the acquiring entity or transferee agrees in writing prior to such transfer to be bound by the provisions of the lock-up agreement for the remainder of the lock-up period; and

        (ii) Not to (and to cause its subsidiaries other than the Company not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares.

     6. The Company and Holdings, jointly and severally, covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and Holdings' U.S., Cayman Islands and Kuwaiti counsel and accountants and KPC's U.S. and Cayman Islands counsel in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Selling Agreement, closing documents (including compilations thereof, if any) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5 hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing share certificates, if any, (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section (including without limitation all other costs and expenses to be borne by the Company under the Cooperation Agreements). It is understood, however, that except as provided in this Section, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes (other than any imposed by the Government of Kuwait or the Cayman Islands or any political subdivision or taxing authority thereof or therein) on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of each of the Company and Holdings herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and Holdings shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

        (b) Sullivan & Cromwell, U.S. counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; in giving such opinion or opinions such counsel may rely, without independent investigation, as to all matters of Cayman Islands law upon the opinion of Walkers, Cayman Islands counsel to the Underwriters, delivered pursuant to paragraph (e) of this Section 7, which opinion shall be addressed to you;

        (c) Haynes and Boone, LLP, U.S. counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) This Agreement has been duly executed and delivered by the Company;

            (ii) Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 14 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York (each a "New York Court") in any action arising out of or based on this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over the Company;

            (iii) The execution and delivery by the Company of, and the performance of its obligations under, this Agreement and the sale of the Shares by Holdings will not (i) violate, breach, or result in a default under, any existing obligation of or restriction on the Company under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified in an officer's certificate (the "Company Certificate") of the Company (a copy of which will be provided to you) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (ii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any Texas or U.S. federal court or governmental authority binding on the Company or any of its subsidiaries and identified in the Company Certificate;

            (iv) The execution and delivery by the Company of, and the performance of its obligations under, this Agreement and the sale of the Shares by Holdings do not violate any Texas or U.S. federal statute or regulation that such counsel have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by this Agreement, except that such counsel need not express any opinion regarding any federal securities laws or Blue Sky or state securities laws or Sections 8 and 10 of this Agreement, except as otherwise expressly stated in this Section 7(c);

            (v) No order, consent, permit or approval of any Texas or U.S. federal governmental authority is required on the part of the Company for the execution and delivery of this Agreement by the Company, except such as have been obtained under the Act and such as may be required under applicable Blue Sky or state securities laws;

            (vi) The statements set forth in the Prospectus under the captions "Enforceability of Civil Liabilities," "Our Relationship with Kuwait Petroleum Corporation--Related Party Agreements--Intercompany Agreement and Management Services Agreement" and "Management", insofar as they summarize provisions of U.S. federal laws and of the documents referred to therein, are fair and accurate in all material respects;

            (vii) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940;

            (viii) Insofar as matters of U.S. federal and New York State law are concerned, the Company is not entitled to any immunity from the jurisdiction of any New York Court on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under this Agreement;

            (ix) The Registration Statement and the Prospectus and any amendments and supplements thereto made by the Company prior to such Time of Delivery appeared on their face to comply in all material respects with the requirements as to form for registration statements on Form F-3 under the Act and the related rules and regulations in effect at the date of filing, except that such counsel need not express any opinion concerning the financial statements and other financial information contained therein; such counsel does not know of any contract or other document of a character required to be filed, or to be incorporated by reference, as an exhibit to the Registration Statement which is not filed or incorporated by reference as required;

            (x) The documents incorporated by reference in the Prospectus as set forth in the Prospectus under the caption "Incorporation of Documents by Reference" or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; although such counsel have not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by them and the knowledge available to them is such that they are unable to assume, and need not assume, any responsibility for such accuracy, completeness or fairness, they do not believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; such counsel need not express any opinion or belief as to the financial statements and other financial information contained in any such document incorporated by reference in the Prospectus;

            (xi) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any governmental authority or threatened by others; and

            (xii) Although such counsel have not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by them and the knowledge available to them is such that they are unable to assume, and need not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in clause (vi) above), on the basis of their review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto, they do not believe that the Registration Statement as of its effective date, or the Registration Statement as amended prior to such Time of Delivery as of its effective date as so amended, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and they do not believe that the Prospectus on its issue date, or the Prospectus as amended or supplemented as of such Time of Delivery contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; such counsel need not express any opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus or any amendment or supplement thereto.

     In rendering such opinions, such counsel may state that they limit their opinion to the present federal law of the United States, the present law of the State of New York (only as to clauses (i), (ii) and (viii) above), the present law of the State of Texas and the present general corporation law of the State of Delaware; in giving such opinions such counsel may rely, without independent investigation as to all matters of Cayman Islands law upon the opinion of Maples and Calder, Cayman Islands counsel to the Company, delivered pursuant to paragraph (d) of this Section 7, which opinion shall be addressed to you;

        (d) Maples and Calder, Cayman Islands counsel for the Company and Holdings, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you and substantially in the form set forth as Annex II hereto;

        (e) Walkers, Cayman Islands counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you and substantially in the form set forth as Annex III hereto;

        (f) Cary A. Moomjian, Jr., Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which Holdings or the Company or any of its subsidiaries or any of its officers or directors is a party or of which any property of Holdings or the Company or any of its subsidiaries or any of its officers or directors is the subject which, if determined adversely to Holdings or the Company or any of its subsidiaries or any of its officers or directors, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

            (ii) The sale of the Shares being delivered at such Time of Delivery by Holdings and the compliance by the Company with all of the provisions of this Agreement and the consummation of actions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Memorandum or Articles of the Company or any statute or any order, rule or regulation known to such counsel of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

            (iii) To the best of such counsel's knowledge and after due inquiry, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates).

     In rendering such opinion, such counsel may state that he limits his opinion to the federal law of the United States and the law of the State of Texas; in giving such opinion or opinions such counsel may rely, without independent investigation, (A) as to all matters of Cayman Islands law, upon the opinion of Maples and Calder, Cayman Islands counsel to the Company and Holdings, delivered pursuant to paragraph (d) of this Section 7, which opinion shall be addressed to you, and (B) as to all matters of Kuwaiti law, upon the opinion of Mohamed A. Sallam, top management legal advisor of KPC, delivered pursuant to paragraph (h) of this Section 7, which opinion shall be addressed to you;

        (g) Skadden, Arps, Slate, Meagher & Flom, LLP, U.S. counsel for Holdings shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) This Agreement has been, as a matter of New York law, duly executed and delivered by or on behalf of Holdings; and the sale of the Shares by Holdings hereunder and thereunder and the compliance by Holdings with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any agreement or instrument to which Holdings is a party or by which Holdings is bound, or to which any of the property or assets of Holdings is subject, as set forth on Schedule A to such counsel's opinion and which have been identified to such counsel by Holdings as the agreements and instruments which are material to Holding's business, financial condition or ability to comply with the provisions of this Agreement and to consummate the transactions contemplated herein, nor will such action result in any violation of any order, rule or regulation of any U.S. court or governmental agency or body having jurisdiction over Holdings or the property of Holdings which, in such counsel's experience, are normally applicable to transactions of the type contemplated hereunder;

            (ii) No Governmental Authorization of or with any Governmental Agency in the United States is required for the consummation by Holdings of the transactions contemplated by this Agreement in connection with the Shares, except such as have been duly obtained and are in full force and effect, including such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

            (iii) If and to the extent Goldman, Sachs & Co. acquires security entitlements with respect to the Shares hereunder through DTC and does not have notice of any adverse claims, an action based on an adverse claim to the Shares, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory, may not be asserted successfully against Goldman, Sachs & Co.

            (iv) Holdings' agreement to the choice of law provisions set forth in Section 14 hereof will be recognized by the courts of the United States, and the State of New York; Holdings can be sued in its own name under the laws of the United States and the State of New York; the irrevocable submission of Holdings to the exclusive jurisdiction of a New York Court, the waiver by Holdings of any objection to the venue of a proceeding of a New York Court and the agreement of Holdings that this Agreement of Holdings shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 14 hereof will be effective, insofar as the laws of the United States and the State of New York are concerned, to confer valid personal jurisdiction over Holdings; and judgment obtained in a New York Court arising out of or in relation to the obligations of Holdings under this Agreement would be enforceable against Holdings in the courts of the United States and the State of New York; and

            (v) Holdings is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement; and Holdings could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligation under this Agreement.

     In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States and in rendering the opinion such counsel may rely upon a certificate of Holdings in respect of matters of fact;

        (h) Mohamed A. Sallam, or any successor as senior counsel to KPC, reasonably acceptable to you, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) No Governmental Authorization of or with any Kuwaiti Governmental Agency, including any Governmental Authorization by the Government of Kuwait or any entity under its direct or indirect control, including but not limited to the Supreme Petroleum Council and KPC, is required for the sale of the Shares, for the execution and delivery by each of the Company and Holdings of this Agreement of and the consummation by the Company and Holdings of the transactions herein contemplated, except the approval of the Board of Directors of KPC, the approval by the Supreme Petroleum Council and the ratification thereof by the Council of Ministers of the Government of Kuwait, each of which has been duly obtained and is in full force and effect; and

            (ii) The sale of the Shares being delivered at such Time of Delivery by Holdings and the compliance by the Company and Holdings with all of the provisions of this Agreement and the consummation of the transactions herein contemplated by the Company and Holdings, and the compliance of KPC with all of the provisions of the Lock-up Agreement (as defined below) will not result in any violation of the provisions of any statute or any order, rule or regulation known to such counsel of any Kuwaiti Governmental Agency having jurisdiction over the Company or any of its subsidiaries, Holdings or KPC, or any of their properties.

     In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction outside of Kuwait;

        (i) On the date of the Prospectus, at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

        (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the

     Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

        (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York or the Cayman Islands declared by the relevant authorities; (iv) a change or development involving a prospective change in the Cayman Islands taxation affecting the Company or the Shares or the transfer thereof or the imposition of exchange controls by the United States or the Cayman Islands, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; (v) the outbreak or escalation of hostilities involving the United States, Kuwait or the Cayman Islands or the declaration by the United States, Kuwait or the Cayman Islands of a national emergency or war, if the effect of any such event specified in this Clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, and Kuwait and the Cayman Islands or elsewhere which, in the judgment of the Representatives would materially and adversely affect the financial markets or the market for the Shares and other equity securities;

        (l) The Shares at such Time of Delivery shall have been duly listed on the New York Stock Exchange;

        (m) Each of the Company and Holdings shall have furnished or caused to be furnished to you at such Time of Delivery certificates of its officers satisfactory to you as to the accuracy of the representations and warranties of the Company and Holdings, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and Holdings, respectively, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections
     (a) and (j) of this Section, and as to such other matters as you may reasonably request;

        (n) You shall receive a certificate of Nader Hamad Sultan, Chief Executive Officer of KPC, or any other appropriate officer, reasonably acceptable to you, that no Governmental Authorization of or with any Kuwaiti Governmental Agency, including any Governmental Authorization of the Government of Kuwait or of any entity under its direct or indirect control, including but not limited to the Supreme Petroleum Council and KPC, is required for sale of the Shares, for the execution and delivery by the Company and Holdings of this Agreement and the consummation by the Company and Holdings of the transactions herein and therein contemplated, and the compliance by KPC with all of the provisions of the Lock-Up Agreement (as defined below), except the approval of the Board of Directors of KPC, the approval of the Supreme Petroleum Council and the ratification thereof by the Council of Ministers of the Government of Kuwait, each of which has been duly obtained and is in full force and effect;

        (o) Frank de la Guardia, Panamanian counsel to the Company, or any other Panamanian counsel to the Company, reasonably acceptable to you, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that each of the drilling rigs listed on a schedule to such opinion (being the drilling rigs owned by the Company, its subsidiaries and its joint venture affiliates) is duly and validly registered as a vessel in the sole ownership of the entity indicated as the "Owning Entity" of such rig on such schedule under the laws of the Republic of Panama; that each of said entities has good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of title of record, except as indicated on such schedule; and that each such drilling rig is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of Panama as would affect its registry with the National Merchant Marine of Panama;

        (p) KPC shall have duly executed and delivered to you a Lock-Up Agreement in substantially the form of Annex 1 attached hereto (the "Lock-Up Agreement"), and there shall have occurred no breach of such agreement; and

        (q) Mayer, Brown & Platt, special tax counsel to the Company, shall have furnished to you their written opinion, dated such time of delivery, in form and substance satisfactory to you to the effect that the statements set forth in the Prospectus under the caption "Taxation" insofar as they summarize provisions of U.S. federal tax laws are fair and accurate in all material respects.

     8. (a) The Company and Holdings, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Holdings shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and provided further that the Company and Holdings shall not be liable under the indemnity agreement in this subsection
(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Ordinary Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the time of written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended, in any case where such delivery is required by the Act, if the Company had previously furnished copies thereof in sufficient quantities to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended; and provided further that Holdings shall not be liable under the indemnity agreement in this subsection (a) unless (i) the Company disclaims liability under this subsection due to a lack of corporate benefit under Cayman Islands law or raises enforceability of the indemnity agreement due to a lack of corporate benefit under Cayman Islands law as a defense to any action or investigation or (ii) a court determines the indemnity agreement is unenforceable against the Company due to a lack of corporate benefit under Cayman Islands law or any judgment obtained by such Underwriter is unenforceable against the Company due to a lack of corporate benefit under Cayman Islands law.

        (b) Each Underwriter will indemnify and hold harmless the Company and Holdings against any losses, claims, damages or liabilities to which the Company or Holdings may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and Holdings for any legal or other expenses reasonably incurred by the Company or Holdings in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnified party shall, without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed, effect the settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Holdings on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Holdings on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, provided, however, that Holdings shall not be liable to contribute under this subsection unless the Company disclaims liability under this subsection due to a lack of corporate benefit under Cayman Islands law or raises enforceability of the contribution agreement due to a lack of corporate benefit under Cayman Islands law as a defense to any action or investigation or a court determines the contribution agreement is unenforceable against the Company due to a lack of corporate benefit under Cayman Islands law or any judgment obtained by such Underwriter is unenforceable against the Company due to a lack of corporate benefit under Cayman Islands law. The relative benefits received by the Company and Holdings on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by Holdings bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Holdings on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Holdings and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The obligations of the Company and Holdings under this Section 8 shall be in addition to any liability which the Company and Holdings may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or Holdings within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then Holdings shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify Holdings that you have so arranged for the purchase of such Shares or Holdings notifies you that it has so arranged for the purchase of such Shares, you or Holdings shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and Holdings as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then Holdings shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and Holdings as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if Holdings shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of Holdings to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Holdings, except for the expenses to be borne by the Company, Holdings and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and Holdings and the several Underwriters, as set forth in this

Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or Holdings, or any officer or director or controlling person of the Company, or any controlling person of Holdings, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor Holdings shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of Holdings as provided herein, Holdings will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Holdings shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to Holdings shall be delivered or sent by mail, telex or facsimile transmission to Holdings at _________________________; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Holdings by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and Holdings and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, Holdings or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company and Holdings brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and Holdings irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution, including any rights or entitlements that may arise under the Foreign Sovereign Immunities Act of 1976) in any legal suit, action or proceeding against it arising out of or based on this

Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in the Cayman Islands or Kuwait. Each of the Company and Holdings has appointed Corporation Service Company, Albany, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable pursuant to a contract that shall be prepaid for a period through June 28, 2010. Each of the Company and Holdings represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or Holdings, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or Holdings, respectively.

     15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and Holdings, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and Holdings, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

     16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK APPLICABLE HERETO).

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us ten (10) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and Holdings. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Holdings for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       Santa Fe International Corporation

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       SFIC Holdings (Cayman), Inc.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Accepted as of the date hereof at New York, New York

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.


By:
   -------------------------------------
          (Goldman, Sachs & Co.)


   On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                               NUMBER OF OPTIONAL
                                                                         TOTAL NUMBER OF         TO BE PURCHASED
                                                                           FIRM SHARES             IF MAXIMUM
                            UNDERWRITER                                  TO BE PURCHASED        OPTION EXERCISED
                            -----------                                  ---------------        ----------------

Goldman, Sachs & Co.............................................
Morgan Stanley & Co. Incorporated...............................
Credit Suisse First Boston Corporation..........................
Salomon Smith Barney Inc........................................


                                                                         ---------------        ----------------
                  Total.........................................
                                                                         ===============        ================

                                                                         ANNEX I
                                                 (FORM OF KPC LOCK-UP AGREEMENT)


                    [KUWAIT PETROLEUM CORPORATION LETTERHEAD]


                                           June __, 2000


Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation,
Salomon Smith Barney Inc.
  As representatives of the several Underwriters
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

     The undersigned, the sole shareholder of SFIC Holdings (Cayman), Inc., a Cayman Islands company ("Holdings"), which is in turn the sole shareholder of Santa Fe International Corporation, a Cayman Islands company (the "Company"), understands that Holdings proposes to sell ordinary shares, par value $0.01 per share ("Ordinary Shares"), of the Company to a group of underwriters for whom Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. are acting as representatives (the "Underwriters"), pursuant to the underwriting agreement dated the date hereof among Holdings, the Company and the Underwriters (the "Underwriting Agreement").

     The undersigned, to facilitate the marketing of the Shares and in consideration of the benefit the offering of Shares will confer upon the undersigned as the indirect owner of the Company, hereby irrevocably confirms and agrees with each of the Underwriters that during the period beginning on and including the date of the Prospectuses relating to the offering of the Shares (the "Offering Date") and continuing to and including the 90th day after the Offering Date (the "Lock-up Period"), the undersigned will not, directly or indirectly, offer, sell, contract to sell, or otherwise dispose of any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any substantially similar securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the "undersigned's securities"), without the prior written consent of Goldman, Sachs & Co. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned's securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transaction

Goldman, Sachs & Co.,                                                        -2-
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation,
Salomon Smith Barney Inc.

would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned's securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

     Notwithstanding the foregoing, the restrictions imposed during the Lock-up Period shall not apply to (i) the offering and sale of the Shares pursuant to the Underwriting Agreement; (ii) any offer, sale, contract of sale or other disposition of securities of the Company by the undersigned to an affiliate (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended) of the undersigned; and (iii) any offer, sale, contract of sale or other disposition of securities of the Company in a transaction not involving a public offering; provided, in the case of (ii) or (iii) above, that the acquiring entity or transferee agrees in writing prior to such transfer to be bound by the provisions of this letter for the remainder of the Lock-up Period.

     The undersigned represents, warrants and further agrees that it has not taken and during the Lock-up Period will not (and has not caused and during the Lock-up Period will not cause its affiliates to) take, directly or indirectly, any action which has constituted, or which is designed to constitute or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     The undersigned represents and warrants that all consents, approvals, authorizations and orders necessary for the execution and delivery by the undersigned of this agreement have been obtained; the undersigned has full right, power and authority to enter into this agreement; and this agreement has been duly executed and delivered by the undersigned and constitutes a valid and legally binding obligation of the undersigned enforceable in accordance with its terms.

     The undersigned further represents, warrants and agrees that it has not taken, and during the Lock-up Period will not take, directly or indirectly, any action which is intended to circumvent the obligations and agreements of the undersigned set forth above.

     This agreement is to be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts or choice of laws or any other law that would make the laws of any jurisdiction other than the State of New York applicable thereto). Neither you nor any of the Underwriters is under any obligation with respect to the Underwriting Agreement or otherwise with respect to the Ordinary Shares by reason of this agreement.

Goldman, Sachs & Co.,                                                        -3-
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation,
Salomon Smith Barney Inc.


     IN WITNESS WHEREOF, the undersigned has caused this agreement to be executed as of the date of this letter.

                                       KUWAIT PETROLEUM CORPORATION



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Acknowledged:



--------------------------
  (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                                                        ANNEX II
                                             (FORM OF MAPLES AND CALDER OPINION)

                                                                [   ] June, 2000

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney, Inc.
as Representatives of the several Underwriters named in the Underwriting
Agreement below


c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
U.S.A.

Dear Sirs:

SALE BY SFIC HOLDINGS (CAYMAN), INC. ("HOLDINGS") OF 30,000,000 ORDINARY SHARES OF US$0.01 (THE "SHARES") OF SANTA FE INTERNATIONAL CORPORATION (THE "COMPANY")

We act as Cayman Islands counsel to the Company and Holdings and have been requested to deliver to you the following legal opinion as to certain matters of Cayman Islands law concerning the Company, a Cayman Islands exempted company, and Holdings, a Cayman Islands exempted company, in relation to the sale of the Shares by Holdings pursuant to the Underwriting Agreement (the "Underwriting Agreement") dated [ ] June, 2000 between the Company, Holdings and the Underwriters named therein (the "Underwriters").

For the purposes of this legal opinion, we have examined the following documents:

a)   the Underwriting Agreement;

b)   the prospectus (the "Prospectus") dated [ ] June, 2000 in the Registration
     Statement (No. 333-[     ]) on Form F-3 filed on [ ] June, 2000 (the
     "Registration Statement") with the Securities and Exchange Commission of the United States of America (the "SEC");

c) the Management Services Agreement dated 9th June, 1997 and entered into by the Company and Holdings;

d) the Intercompany Agreement dated 9th June, 1997 and entered into by the Company, Holdings and Kuwait Petroleum Corporation;

e) the written resolutions of the Directors considered by the Board of Directors of the Company at its meeting on [ ] May, 2000;

f) the written resolutions of the Directors considered by the Board of Directors of Holdings at its meeting on [ ] May, 2000;

g)   the written resolutions dated [    ] May, 2000 of the Pricing Committee of
     the Board of Directors of Holdings;

h)   the written authorisation dated [    ], 2000 from the Chairman of the Board
     of Holdings addressed to the Company in relation to the filing of the Registration Statement with the SEC;

i)   the written request dated [    ], 2000 from a Director of Holdings
     addressed to the Company in relation to, inter alia, the registration of the Shares with the SEC;

j)   the written advice dated [    ], 2000 from a Director of Holdings addressed
     to the Company in relation to the execution of the Underwriting Agreement;

k) the Certificate of Incorporation and Certificate of Change of Name of the Company;

l) the Amended and Restated Memorandum and Articles of Association (the "Articles") adopted on 30th May, 1997 (the "Adoption Date");

m) a certified extract of the Register of Members (the "Certified Extract of the Register of Members") of the Company as mained by ChaseMellon
     Shareholder Services L.L.C. certified as at [    ] June, 2000 by
     ChaseMellon Shareholder Services L.L.C..

n) the Certificate of Incorporation and the Memorandum and Articles of Association of Holdings (the "Holdings Articles");

o) a certificate from a Director of the Company in the form attached hereto (the "Company Certificate");

p) a certificate from a Director of Holdings in the form attached hereto (the "Holdings Certificate");

q)   the Certificate of Good Standing dated [    ] June, 2000 issued by the
     Registrar of Companies in and for the Cayman Islands in relation to the Company;

r)   the Certificate of Good Standing dated [    ] June, 2000 issued by the
     Registrar of Companies in and for the Cayman Islands in relation to Holdings.

We have also reviewed such other records, agreements, instruments and documents and considered such questions of law as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed.

The following opinion is given only as to matters of fact existing on the date hereof and of which we are aware and as to the laws of the Cayman Islands as the same are in force at the date hereof. We have assumed, without further verification, that there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of United States Federal laws or the laws of the State of New York ("New York").

We have relied upon the accuracy of the Company Certificate and the Holdings Certificate (and their continuing accuracy as at the date hereof) without further verification. We have also relied upon the following assumptions, which we have not independently verified:

(a) the Underwriting Agreement has been duly authorised, executed and delivered by or on behalf of all relevant parties (other than the Company and Holdings as a matter of Cayman Islands law) and is valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of New York and all other relevant laws (other than the laws of the Cayman Islands);

(b) the choice of the laws of New York as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of New York and the federal courts of the United States of America as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

(c) copies of documents provided to us are true copies of the originals and draft documents provided to us conform in all respects with the executed originals thereof;

(d)  the genuineness of all signatures, seals and initials;

(e) the power, authority and legal right of all parties (other than the Company and Holdings as a matter of Cayman Islands law) under all relevant laws and regulations (other than the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Underwriting Agreement;

(f) all conditions precedent contained in the Underwriting Agreement have been satisfied or duly waived and there has been no breach of the terms of the Underwriting Agreement as at the date hereof;

(g) no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to purchase any of the Shares;

(h) payment for the Shares will be lawfully and properly transferred and received by the

     Holdings in cleared funds, directly or indirectly, from purchasers duly entitled to make such purchases;

(i) each of the Directors of the Company and of Holdings has acted bona fide in the best interests of the Company or, as the case may be, Holdings in connection with the transactions contemplated by the Underwriting Agreement and has disclosed his interest therein (if any) in accordance with the Articles or, as the case may be, the Holdings Articles.

Based upon the foregoing, we advise you that in our opinion:

1. Each of the Company and Holdings has been duly organised and is validly existing and in good standing as an exempted company with limited liability pursuant to the Companies Law (2000 Revision) of the Cayman Islands.

2. Each of the Company and Holdings has full power and authority as a matter of Cayman Islands law to carry out any object not prohibited by law and is a body corporate capable of exercising all the functions of a natural person of full capacity including the capacity to enter into Underwriting Agreement and to perform its obligations thereunder.

3. Save as referred to below and subject to the Underwriting Agreement and any original counterparts thereof being stamped with CI$2.00 stamp duty if executed in or brought within the jurisdiction of the Cayman Islands in original form, no registration, filing, stamping or other formalities are necessary for the validity and enforceability of the Underwriting Agreement in the Cayman Islands or for its admissibility in evidence in proceedings in the courts of the Cayman Islands.

4. The Articles are with effect from the Adoption Date, valid, binding and enforceable as between the Company and its shareholders and between the shareholders inter se.

5. The Underwriting Agreement has been duly authorised and executed on behalf of the Company. When delivered it will constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms except and insofar as such enforcement may be limited as hereinafter set forth. The term "enforceable" as used above means that the obligations assumed by the Company under the Underwriting Agreement are of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. We would draw to your attention the following:

     (i) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors;

     (ii) enforcement may be limited by general principles of equity - for example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

     (iii) claims may become barred under the statutes of limitation or may be or become subject to defences of set-off or counterclaim;

     (iv) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

     (v) the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments given after lst June, 1995 will vary according to the currency of the judgment. In the event that a Company becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court is likely to require all debts to be proved in a common currency, which is likely to be the "functional currency" of such Company determined in accordance with applicable accounting principles; currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

     (vi) obligations to make payments that may be regarded as penalties will not be enforceable to the extent they are penal;

     (vii) in principle a Cayman Islands court will award costs and disbursements in litigation in accordance with contractual provisions in this regard but the applicable rule of court (GCR Order 62, rule 2) has been in force only since lst June, 1995 and there remains some uncertainty as to the way in which it will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs will be recoverable, if at all, in accordance with the scales laid down in the Grand Court (Taxation of Costs) Rules 1995;

     (viii) a certificate, determination, calculation or designation of any party to the foregoing instruments as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error;

     (ix) any term of Underwriting Agreement may be amended orally by the parties thereto, notwithstanding any provision to the contrary contained therein;

     (x) we reserve our opinion as to the extent to which a Cayman Islands court would, in the event of unenforceability, sever the offending provisions and enforce the remainder of the agreement of which such provisions form a part, notwithstanding any express provisions in this regard;

     (xi) to maintain the Company and Holdings in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies;

     (xii) the obligations of the Company under the Agreements which involve the government of any country which is currently the subject of United Nations sanctions (namely Iraq, Libya, Sierra Leone, Angola and the Federal Republic of Yugoslavia and each an "Affected Country"), any person or body resident in, incorporated in or constituted under the laws of any Affected Country or exercising public functions in any Affected Country or any person or body controlled by any of the foregoing or by any person acting on behalf of any of the foregoing may be subject to restrictions pursuant to such sanctions as implemented under the laws of the Cayman Islands.

6. No authorisations, consents or approvals are required from and no filings are required with any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with the execution or delivery of the Underwriting Agreement and the performance by the Company or Holdings of their respective obligations thereunder.

7. Based solely on our review of the Certified Extract of the Register of Members of the Company, Holdings was listed as the registered holder of 74,500,000 ordinary shares in the share capital of the Company.

8. The authorised share capital of the Company conforms to the description thereof set forth in the Registration Statement and the Prospectus and all of the Shares have been duly and validly authorised and issued as fully paid and registered on the books of the Company. The holders of ordinary shares are not subject to any preemptive or similar rights under the laws of the Cayman Islands or the Articles. Other than in relation to a redeemable share for which the Company has issued a notice of redemption under Article 8.2, there are no restrictions on the transfer of Shares under the Articles.

9. The performance by the Company of its obligations under Underwriting Agreement and the completion of the transactions contemplated therein will not conflict with or result in a breach or violation of provisions of the Articles or any law or statute of the Cayman Islands or any order, rule or regulation of any court or governmental agency or body of the Cayman Islands having jurisdiction over the Company or any of its properties and no consent, approval, authorisation, order, registration, qualification or filing of or with any court or governmental authorities or agencies or other official bodies of the Cayman Islands is required for the sale of the Shares, or the completion by the Company of the transactions contemplated by the Underwriting Agreement.

10. The performance by Holdings of its obligations under Underwriting Agreement and the completion of the transactions contemplated therein will not conflict with or result in a breach or violation of provisions of the Holdings Articles or any law or statute of the Cayman Islands or any order, rule or regulation of any court or governmental agency or body of the Cayman Islands having jurisdiction over Holdings or any of its properties and no consent, approval, authorisation, order, registration, qualification or filing of or with any court or governmental authorities or agencies or other official bodies of the Cayman Islands is required for the sale of the Shares, or the completion by Holdings of the transactions contemplated by the Underwriting Agreement.

11. Neither the Underwriters nor any subsequent purchasers of the Shares will (subject as described in paragraph 3 above) be subject to any stamp or other issue or transfer taxes or duties and no capital gains, income, withholding or other taxes imposed in the Cayman Islands in connection with the offering, sale or purchase of the Shares; there are no currency exchange control laws or withholding or other taxes in the Cayman Islands that would be applicable to the payment of dividends on the Shares by the Company.

12.  Under the laws of the Cayman Islands, the submission of the Company to the jurisdiction of any New York State or Federal court sitting in the City
     of New York and the appointment of [          ] as its authorised agent for
     the purposes described in Section 14 of the Underwriting Agreement are valid and binding; and service of process effected in the manner set forth in Section 14 of the Underwriting Agreement will be effective under the laws of the Cayman Islands to confer personal jurisdiction over the Company, assuming this to be the case under the laws of New York.

13. So far as Cayman Islands conflicts of law principles are concerned, the power and authority of all parties to enter into, execute and perform their obligations under Underwriting Agreement will be determined by the laws of the jurisdiction of incorporation of the relevant parties and by the parties' constitutional documents as governed by such laws; under Cayman Islands conflicts of law principles, the laws governing the due corporate authorisation and execution by a party of the Underwriting Agreement are the laws of the jurisdiction of incorporation of the relevant party.

14. The choice of the laws of New York as the governing law of the Underwriting Agreement is a valid and effective choice of law; if proceedings were commenced in a court of competent jurisdiction in the Cayman Islands based on or arising under the Underwriting Agreement, the laws of New York would, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and applied by such court to all issues concerning the construction, validity and effect of the Underwriting Agreement and the interpretation thereof, except that in any such proceeding such court might apply those laws of the Cayman Islands as such court characterised as procedural and would not necessarily apply those laws of New York as such court characterised as procedural.

15. Although there is no statutory enforcement in the Cayman Islands of a judgment obtained in New York, the courts of the Cayman Islands will recognise and enforce a foreign judgment of a court of competent jurisdiction, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided such judgment is final, for a liquidated sum, not in respect of taxes or a fine or penalty, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands; a Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere; and for the purposes of enforcement of a judgment granted against the Company based on or arising under the Underwriting Agreement; the federal or state courts to which the Company has submitted pursuant to Section 14 of the Underwriting Agreement would be considered by the courts of the Cayman Islands of competent jurisdiction to consider matters arising out of the terms of the Underwriting Agreement if service of process on the Company was effected in accordance with the provisions of the Underwriting Agreement.

16. The persons to whom Shares are duly sold in accordance with the Underwriting Agreement will, as a matter of Cayman Islands law, upon their due registration as the holders thereof in the Register of Members of the Company acquire legal title to the relevant shares provided that, in the case of fraud or manifest error, a Cayman Islands court has jurisdiction to order rectification of the Register of Members.

17. The Registration Statement and the filing of the Registration Statement with the SEC have been duly authorised by and on behalf of the Company in accordance with Cayman Islands law. The Registration Statement has been duly executed pursuant to such authorisation by and on behalf of the Company.

18. All statements made in the Prospectus under the captions "Enforceability of Civil Liabilities", "Risk Factors - Risks Related to Our Ordinary Shares", "Exchange Controls", "Our Relationship with Kuwait Petroleum Corporation -- Related Party Agreements", "Description of Share Capital" and "Taxation", insofar as they purport to describe the provisions of the laws of the Cayman Islands or the Articles, fairly and accurately present the information and our opinions as to such matters as set out therein.

19. Insofar as matters of Cayman Islands law are concerned neither the Company nor Holdings is entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under the Underwriting Agreement.

20. Except for the limitations under the heading "Enforceability of Civil Liabilities" in the Prospectus the indemnification and contribution provisions set out in Section 8 of the Underwriting Agreement do not contravene the public policy or laws of the Cayman Islands.

21. Based on a search of the Cause Book maintained in the office of the Clerk to the Grand Court in the Cayman Islands and the Register of Writs and Other Originating Process for the period from 1st June, 1995, and to the best of our knowledge and belief, we believe that there were (a) no actions pending against the Company or Holdings (b) no proceedings had been commenced compulsorily to wind up the Company or Holdings in the Grand Court of the Cayman Islands as at the close of business on [ ] June, 2000.

Except as may be specifically stated herein, we offer no opinion with regard to the commercial terms of the transactions contemplated by the documents referred to herein or to any representations which may be made by or on behalf of the Company in any of such documents or otherwise.

This opinion may be relied upon only by you, your United States legal advisors and United States legal advisors to the Company and Holdings in connection with opinions to be delivered by them on or about the date hereof in each case in relation to the Underwriting Agreement (and solely in those respective capacities) and may not otherwise be relied upon by any other person without our prior written consent.

Yours faithfully,


MAPLES AND CALDER

                 [SANTA FE INTERNATIONAL CORPORATION LETTERHEAD]


                                                                [   ] June, 2000

Maples and Calder
P.O. Box 309
Grand Cayman
Cayman Islands
British West Indies


Dear Sirs:

RE: SANTA FE INTERNATIONAL CORPORATION (THE "COMPANY")

I, being a Director of the Company, am aware that you have been asked to deliver a legal opinion (the "Opinion") to Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Salomon Smith Barney, Inc. and Morgan Stanley & Co. Incorporated as representatives of certain Underwriters in relation to the Underwriting Agreement (the "Underwriting Agreement"), dated [ ] June, 2000 between the Company, SFIC Holdings (Cayman) Inc. and the Underwriters named therein and the sale of certain of the Company's Ordinary Shares of US$0.01 each (the "Shares").

1. The Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Company, each as adopted on 30th May, 1997, have not been amended, modified or supplemented.

2. The shareholders of the Company have not prescribed in general meeting or by resolution any regulations restricting the powers of the Directors of the Company in any respect other than as provided in the Underwriting Agreement.

3. You have been provided with true copies of the resolutions of the Directors of the Company adopted at their meeting held on [ ] May, 2000, which were duly adopted at a meeting of the Directors duly convened and held and at which a quorum was present throughout all in accordance with the Articles of Association of the Company then in force; such resolutions were duly adopted, remain in full force and effect and have not been revoked or amended in any respect;

4.   The Directors of the Company as at [   ] May, 2000 and the date hereof were
     and are:

                             [Gordon M. Anderson
                             Stedman Garber, Jr.
                             Abdulmalik Mohamed Al-Gharabally
                             Khalid Yousef Al-Fulaij
                             Nader Hamad Sultan
                             Abdullah Hamad Al-Roumi.]

5. The Company received due and full consideration for each of the Shares (as defined in the Opinion).

6. The entry into the Underwriting Agreement by the Company and the transactions contemplated thereby is not intended to constitute an exercise of sovereign authority.

7.   The Company does not own any real estate situated in the Cayman Islands.

8. I am duly authorised to give the above certifications on behalf of the Company.




---------------------------------------
Name:
Director

                    [SFIC HOLDINGS (CAYMAN), INC. LETTERHEAD]

                                                               [    ] June, 2000


Maples and Calder
P.O. Box 309
Grand Cayman
Cayman Islands
British West Indies


Dear Sirs:

RE: SFIC HOLDINGS (CAYMAN), INC. (THE "COMPANY")

I, being a Director of the Company, am aware that you have been asked to deliver a legal opinion (the "Opinion") to Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Salomon Smith Barney, Inc. and Morgan Stanley & Co. Incorporated as representatives of certain Underwriters in relation to the
Underwriting Agreement (the "Underwriting Agreement"), dated [   ] June, 2000
between Santa Fe International Corporation, the Company and the Underwriters named therein and the sale of certain of Santa Fe International Corporation's Ordinary Shares of US$0.01 each (the "Shares").

1. The Memorandum of Association and Articles of Association of the Company, each as adopted on 31st January, 1990, are in full force and effect and are unamended save for the amendments made by special resolutions passed on 6th April, 1990;

2. The shareholders of the Company have not prescribed in general meeting or by resolution any regulations restricting the powers of the Directors of the Company in any respect other than as provided in the Underwriting Agreement.

3.   You have been provided with true copies of the resolutions of the Directors
     of the Company adopted at their meetings held on [   ] May, 2000, which
     were duly adopted at a meeting of the Directors duly convened and held and at which a quorum was present throughout all in accordance with the Articles of Association of the Company; you have also been provided with true copies of the resolutions of the Pricing Committee of the Board of
     Directors adopted by unanimous written consent on [     ], 2000 in
     accordance
     with the Articles of Association of the Company then in force; such resolutions were duly adopted, remain in full force and effect and have not been revoked or amended in any respect;

4.   Directors of the Company as at [   ] May, 2000 and the date hereof were and
     are:

                             [Gordon M. Anderson
                             Stedman Garber, Jr.
                             Abdulmalik Mohamed Al-Gharabally
                             Khalid Yousef Al-Fulaij
                             Nader Hamad Sultan
                             Abdullah Hamad Al-Roumi.]

5. The Company paid full consideration for each of the Shares (as defined in the Opinion).

6. The entry into the Underwriting Agreement by the Company and the transactions contemplated thereby is not intended to constitute an exercise of sovereign authority.

7.   The Company does not own any real estate situated in the Cayman Islands.

8. I am duly authorised to give the above certifications on behalf of the Company.




---------------------------
Name:
Director

                                                                       ANNEX III
                                                       (FORM OF WALKERS OPINION)


                      [WALKERS ATTORNEYS-AT-LAW LETTERHEAD]


THE PERSONS LISTED IN SCHEDULE 4


                                                                  [  ] JUNE 2000


Dear Sirs,

SANTE FE INTERNATIONAL CORPORATION (THE "COMPANY")

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in relation to the Underwriting Agreement (as defined below) being entered into by the Company and SFIC Holdings (Cayman) Inc. ("Holdings") in connection with the sale of [ ] ordinary shares of the Company (the "Shares") by Holdings to the persons listed in Schedule 4.

For the purposes of giving this opinion, we have examined:

(a)  the documents listed in Schedule 1 Part I; and

(b)  an executed copy of the Underwriting Agreement as defined in Schedule 1
     Part II.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Underwriting Agreement nor upon the commercial terms of the transaction contemplated by the Underwriting Agreement.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3 hereto, we are of the opinion that under the laws of the Cayman Islands:

1. The Company and Holdings are each companies duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and have full power and legal right to execute and deliver the Underwriting Agreement to be executed by them and to perform the provisions of the Underwriting Agreement to be performed on their part.

2. The Underwriting Agreement has been duly authorised, executed and delivered by the Company and Holdings and constitutes the legal, valid and binding obligations of the Company and Holdings enforceable in accordance with its terms. The Registration Statement and the filing of the Registration Statement as contemplated therein have been duly authorised by the Company and the Registration Statement has been duly executed by the Company.

3. The execution, delivery and performance of the Underwriting Agreement by the Company, the consummation of the transactions contemplated thereby and the compliance by the Company with the terms and provisions thereof do not:

     (i) contravene any law or regulation of the Cayman Islands applicable to the Company; or

     (ii) contravene the Memorandum and Articles of Association of the Company as adopted by a special resolution of the sole shareholder of the Company dated 3rd January 1994 and amended on 18th March 1994 (the "Memorandum and Articles of Association of the Company") or the Company's Amended and Restated Memorandum and Articles of Association as adopted by a special resolution of the sole shareholder of the Company dated 30th May 1997 (the "Amended and Restated Memorandum and Articles of Association"); or

     (iii) to our knowledge, contravene any order of any Cayman Islands court or other Cayman Islands agency of government applicable to the Company or binding on or affecting it or its property.

4. The execution, delivery and performance of the Underwriting Agreement by Holdings, the consummation of the transactions contemplated thereby and the compliance by Holdings with the terms and provisions thereof do not:

     (i) contravene any law or regulation of the Cayman Islands applicable to Holdings;

     (ii)  contravene the Memorandum and Articles of Association of Holdings; or

     (iii) to our knowledge, contravene any order of any Cayman Islands court or other Cayman Islands agency of government applicable to Holdings or binding on or affecting it or its property.

5. Neither the execution, delivery or performance of the Underwriting Agreement to which the Company is party nor the consummation or performance of any of the transaction contemplated thereby by the Company require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

6. Neither the execution, delivery or performance of the Underwriting Agreement to which Holdings is party nor the consummation or performance of any of the transaction contemplated thereby by Holdings require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

7. The law chosen by the Underwriting Agreement to govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the Cayman Islands.

8. There are no stamp duties (other than the stamp duties mentioned in qualification 2 in Schedule 3 hereto) or other issue or transfer taxes or duties and no capital gains, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with:

     (i) the enforcement or admissibility in evidence of the Underwriting Agreement or on any payment to be made by the Company or any other person pursuant to the Underwriting Agreement; or

     (ii) the sale of the Shares to the Underwriters as contemplated by the Underwriting Agreement or any sale of the Shares by the Underwriters.

9. None of the parties to the Underwriting Agreement (other than the Company and Holdings which may be resident, domiciled or carrying on business in the Cayman Islands by virtue of being Cayman Islands exempted companies or otherwise) is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Underwriting Agreement to which any of them is party.

10. It is not necessary or advisable under the laws of the Cayman Islands that the Underwriting Agreement or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity, effectiveness or enforceability of the Underwriting Agreement.

11. Each of the Company and Holdings has executed an effective submission to the jurisdiction of the courts of the jurisdiction specified in the Underwriting Agreement.

12. A judgment obtained in a foreign court will be enforced in the courts of the Cayman Islands without any re-examination of the merits.

13. The Company is subject to civil and commercial law with respect to its obligations under the Underwriting Agreement and neither the Company nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the Cayman Islands in proceedings against the Company in respect of any obligations under the Underwriting Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

14. Holdings is subject to civil and commercial law with respect to its obligations under the Underwriting Agreement and neither Holdings nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the Cayman Islands in proceedings against Holdings in respect of any obligations under the Underwriting Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

15. There are no actions, suits or proceedings pending against the Company or Holdings before any court in the Cayman Islands for the period from 12th June 1997 to [ ] June 2000 and no steps have been, or are being, taken to compulsorily wind up the Company or Holdings during that period and no resolution to voluntarily wind up the Company or Holdings has been adopted by its members during that period.

16. A judgment of a court in the Cayman Islands may be expressed in a currency other than Cayman Islands dollars.

17. On a liquidation of the Company, claims against the Company under the Underwriting Agreement to which it is party will rank at least pari passu with the claims of all other unsecured creditors (other than those preferred by law).

18. On a liquidation of Holdings, claims against Holdings under the Underwriting Agreement to which it is party will rank at least pari passu with the claims of all other unsecured creditors (other than those preferred by law).

19. In the event of an insolvency, liquidation, bankruptcy or reorganisation affecting the Company, no liquidator, creditor or other person would be able to set aside any disposition of property effected by the Company pursuant to the Underwriting Agreement.

20. In the event of an insolvency, liquidation, bankruptcy or reorganisation affecting Holdings, no liquidator, creditor or other person would be able to set aside any disposition of property effected by Holdings pursuant to the Underwriting Agreement.

21. The authorised share capital of the Company including the Shares conforms to the description thereof in the Registration Statement and 74,500,000 shares of the Company have been duly and validly authorised and issued [as fully paid] to Holdings [with an entry in respect of such shares and the registered owner having been made in the register of members of the Company confirming that they are fully paid]. There is no provision of Cayman Islands law that would impose further liability on persons holding the Shares in the Company registered on the books of the Company as fully paid solely as a result of such shareholding. The holders of Shares do not have any preemptive rights under the laws of the Cayman Islands or the Company's Amended and Restated Memorandum and Articles of Association. The Shares may be transferred in accordance with the provisions of the Amended and Restated Memorandum and Articles of Association and the Companies Law (2000 Revision).

22. The Company's Memorandum and Articles of Association and Amended and Restated Memorandum and Articles of Association have been duly adopted and approved by all necessary action of the Company and its shareholders. The Memorandum and Articles of Association were in full force and effect for the period from 3rd January 1994 to 30th May 1997 and the Amended and Restated Memorandum and Articles of Association are in full force and effect.

23. All statements made in the Prospectus under the captions "Enforcement of Civil Liabilities", "Risk Factors -- Control By Holdings and Potential Conflicts of Interest, Limited Rights of Shareholders under Cayman Islands Law and Shares Available for Future Sale", "Exchange Controls", "Relationship between the Company and KPC -- Related Party Agreements", "Description of Share Capital" and "Taxation" insofar as they purport to describe the provisions of the laws of the Cayman Islands fairly and accurately present our opinion as to such matters set out therein. All statements in the above referred to captions insofar as they purport to describe the provisions of the Amended and Restated Memorandum and Articles of Association fairly and accurately present such provisions.

24. Based solely upon the copy of the register of mortgages and charges of Holdings provided to us by Maples and Calder, there are no entries in the register of mortgages and charges of Holdings.

25. An award made in pursuance of an arbitration award in a foreign country (being a party to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards adopted by the United Nations Conference on International Commercial Arbitration the 10th of June 1958) may be enforced in the Cayman Islands with the leave of the court in the Cayman Islands and judgment entered in terms of the award and such leave shall not be refused except:

     (a)  if the person against whom the award is invoked proves:

          (i) that a party to the relevant agreement was (under the law applicable to him) under some incapacity; or

          (ii) that the relevant agreement was not valid under the law to which the parties subjected it or, failing any indication thereon under the law of the country where the award was made; or

          (iii) that he was not given proper notice of the appointment of the arbitrator or of the arbitration proceedings or was otherwise unable to present his case; or

          (iv) (subject to (c) below) that the award deals with a difference not contemplated by or not falling within the terms of the submission to arbitration or contains decisions on matters beyond the scope of the submission to arbitration; or

          (v) that the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties or failing such agreement with the law of the country where the arbitration took place; or

          (vi) that the award has not yet become binding on the parties, or has been set aside or suspended by a competent authority of the country in which or under the law of which it was made;

     (b) Enforcement may be refused if the award is in respect of a matter which is not capable of settlement by arbitration or is it would be contrary to public policy to enforce the award;

     (c) An award which contains decisions on matters not submitted to arbitration may be enforced to the extent that it contains decisions on matters submitted to arbitration which can be separated from those on matters not so submitted;

     (d) Where an application for the setting aside of an award has been made to such a competent authority as is mentioned in sub-paragraph (a)(vi) above the court before which enforcement of the award is sought may if it thinks fit, adjourn the proceedings and may on the application of the party seeking to enforce the award order the other party to give security.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.


                                       Yours faithfully,



                                       WALKERS

                                   SCHEDULE 1


                           LIST OF DOCUMENTS EXAMINED



                                     PART I

(1) the Memorandum and Articles of Association of the Company and the Amended and Restated Memorandum and Articles of Association of Holdings;

(2) a Certificate of Good Standing dated 4th May 2000 in respect of each of the Company and Holdings issued by the Registrar of Companies;

(3) the Special Resolution of the sole shareholder of the Company passed on 3rd January 1994;

(4) the Resolutions adopted by the Board of Directors of the Company dated [ ] May 2000, the written authorisation of the Chairman of the Board of Holdings to submit the Registration Statement to the Securities and Exchange Commission dated [ ] 2000, the written request of a Director of Holdings specifying the maximum number of Offered Shares and requesting the registration of those shares dated [ ] 2000 and the written advice from any Director of Holdings that Holdings has or will execute and deliver the Underwriting Agreement (the "Company Resolutions");

(5) the Resolutions adopted by the Board of Directors of Holdings dated [ ] May 2000 and the Resolutions of the Pricing Committee of Holdings dated [ ] 2000 (the "Holdings Resolutions" and together with the Company Resolutions, the "Resolutions");

(6) the Prospectus dated [ ] 2000 (the "Prospectus") included in the Registration Statement on Form F-3 (the "Registration Statement") relating to the offering of ordinary shares of the Company;

(7) the Register of Mortgages and Charges of Holdings produced to us on [ ] June 2000;

(8) the Certified Extract of the Register of Members of the Company as maintained by ChaseMellon Shareholder Services L.L.C. certified as at [ ] June 2000 by ChaseMellon Shareholder Services L.L.C.;

                                     PART II

(8) the Underwriting Agreement dated [ ] June 2000 between the Company and the Underwriters named therein (the "Underwriting Agreement");

(9) such other documents as we have considered necessary for the purposes of rendering this opinion.

The documents at paragraphs (3), (4) and (5) above are referred to in this opinion as the "Resolutions".

                                   SCHEDULE 2

                                   ASSUMPTIONS

The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:

1. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Underwriting Agreement and that, in so far as any obligation expressed to be incurred under the Underwriting Agreement is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2. The Underwriting Agreement is within the capacity and powers of and has been or will be duly authorised, executed and delivered by each of the parties thereto (other than the Company and Holdings) and has been duly delivered by the Company and Holdings and constitute or will when executed constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms as a matter of the laws of the relevant jurisdiction (other than the Cayman Islands).

3. The choice of the laws of the jurisdiction selected to govern the Underwriting Agreement has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all other relevant jurisdictions (other than the Cayman Islands).

4. All authorisations, approvals, consents, licences and exemptions required by and all filings and other requirements of each of the parties to the Underwriting Agreement outside the Cayman Islands to ensure the legality, validity and enforceability of the Underwriting Agreement have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

5. All conditions precedent contained in the Underwriting Agreement have been or will be satisfied or waived.

6. No disposition of property effected by the Underwriting Agreement is made wilfully to defeat an obligation owed to a creditor and at an undervalue.

7. The Company and Holdings were on the date of execution of the Underwriting Agreement to which they are party able to pay their debts as they became due from their own moneys, and that any disposition or settlement of property effected by the Underwriting Agreement is made in good faith and for valuable consideration.

8. The Underwriting Agreement has not been nor will be executed or delivered in the Cayman Islands.

9. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.

10. Particulars of all mortgages and charges given by the Company and Holdings have been properly recorded in its Register of Mortgages and Charges.

11. The copy Minute Book of the Company and Holdings examined by us on [ ] June 2000 at the registered office of the Company contains a complete record of the business transacted by it.

12. The copy corporate records of the Company provided to us by the Registered Office of the Company constitute its complete corporate records and that all matters required by law to be recorded therein are so recorded.

13. The Cause Books of the Cayman Islands Grand Court maintained by the Clerk of the Courts examined by us on [ ] June 2000 at the Courts Office constitute a complete record of the proceedings before the Grand Court of the Cayman Islands.

14.  None of the parties to the Underwriting Agreement is:

     (a) a "person in Iraq" as that term is defined in The Iraq and Kuwait (United Nations Sanctions) (Dependent Territories) Order 1990 or an "Iraqi person" as defined in The Iraq (United Nations) (Sequestration of Assets) (Dependent Territories) Order 1993 or a person resident in the Republic of Iraq for the purposes of The Caribbean Territories (Control of Gold, Securities, Payment and Credits: Kuwait and Republic of Iraq) Order 1990; or

     (b) a "person connected with Libya" as that term is defined in The Libya (United Nations Sanctions) (Dependent Territories) Order 1992.

     (c) the "Government of the FRY" or the "Government of the Republic of Serbia" as those terms are defined in the Dependant Territories (Federal Republic of Yugoslavia) (Freezing of Funds and Prohibition on Investment) Order 1999; or

     (d) "Taliban" as that term is defined in The Afghanistan (United Nations Sanctions) Overseas Territories Order 1999.

15. The Resolutions were duly adopted in accordance with the Articles of Association of the Company and Holdings respectivley. We confirm that the examination made by us for the purpose of giving this opinion gives us no reason to suppose that the Resolutions were not so adopted.

16. There is a corporate benefit to the Company in entering into the Underwriting Agreement.

17. The Company received due and full consideration for each of the Shares and Holdings paid full consideration for each of the Shares.

                                   SCHEDULE 3

                                 QUALIFICATIONS


The opinions hereinbefore given are subject to the following qualifications:

1. The term "enforceable" as used above means that the obligations assumed by the Company under the Underwriting Agreement are of a type which the courts of the Cayman Islands enforce; it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

     (a) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

     (b)  enforcement may be limited by general principles of equity;

     (c) claims may become barred under statutes of limitation or may be or become subject to defences of set-off or counterclaim;

     (d) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

     (e) an award of a court of the Cayman Islands may be required to be made in Cayman Islands dollars;

     (f) to the extent that any provision of the Underwriting Agreement is adjudicated to be penal in nature, it will not be enforceable in the courts of the Cayman Islands; in particular, the enforceability of any provision of the Underwriting Agreement which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

     (g) to the extent that the performance of any obligation arising under the Underwriting Agreement would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the Cayman Islands; and

     (h) a Cayman Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard.

2. Cayman Islands stamp duty will be payable if the Underwriting Agreement is executed in, brought to, or produced before a court of the Cayman Islands. Such duty would be nominal except in the case of:

     (a) a legal or equitable mortgage or charge of immovable property or a debenture:

          (i) where the sum secured is US$360,000 or less - 1% of the sum secured;

          (ii) where the sum secured is more than US$360,000 - 1.5% of the sum secured;

     (b) a legal or equitable mortgage of moveable property (not including a debenture) - 1.5% of the sum secured;

     (c)  a bill of sale - 1% of the sum secured;

     provided that no duty shall be payable where the property is situated outside the Cayman Islands and that in the case of a mortgage of moveable property situated in the Islands granted by an exempted company or by an ordinary non-resident company (as defined in the Companies Law (2000 Revision)) or by a body corporate incorporated outside the Islands, the maximum duty payable shall be US$600.00.

3. A certificate, determination, calculation or designation of any party to the Underwriting Agreement as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, if, for example, it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

4. The courts of the Cayman Islands will recognise and enforce a foreign judgment which is final and in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules and which is conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, and which was neither obtained in a manner, nor is of a kind of which enforcement is contrary to natural justice or the public policy of the Cayman Islands.

5. If any provision of the Underwriting Agreement is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Cayman Islands courts.

6. To maintain the Company and Holdings in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

7. Any term of the Underwriting Agreement may be amended orally by the parties thereto, notwithstanding provisions to the contrary contained therein.

8. Notwithstanding any purported date of execution in the Underwriting Agreement, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Underwriting Agreement may provide that they have retrospective effect as between the parties thereto alone.

9. The effectiveness of terms in the Underwriting Agreement excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty are limited by law.

10. The Company requires an exemption under the Companies Management Law (1999 Revision) or to be duly licensed under the Companies Management Law (1999 Revision) to the extent that it is in control of all or substantially all of the assets of Holdings under the Management Services Agreement and is therefore carrying on the "business of Company management" as defined in the Companies Management Law (1999 Revision).

11. We give no opinion on the beneficial ownership of the shares of the Company insofar as any statement is made in the Prospectus regarding the beneficial ownership of shares in the Company.

                                   SCHEDULE 4

                                   ADDRESSEES


Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.

as Representatives of the several Underwriters named in the Underwriting Agreement